 Exhibit 99.2

[Personal letterhead]

August 22, 2013

Board of Directors

iGo, Inc.

17800 North Perimeter Drive, Suite 200

Scottsdale, Arizona 85255

RE:     Resignation from the Board of Directors of iGo, Inc.

Gentlemen:

This letter shall serve as my resignation from the Board of Directors of iGo, Inc. (“iGo”), effective immediately after the “Offer Closing” of the tender offer by Steel Excel Inc. (“Steel”) to acquire shares of iGo common stock, as contemplated by that certain Stock Purchase and Sale Agreement, dated as of July 11, 2013, by and between iGo and Steel.

Very truly yours,

                                                                                /s/ Michael D. Heil

Michael D. Heil

Received and accepted by:

/s/ Michael J. Larson

Michael J. Larson, Chairman

Date: 8/22/13